Exhibit 31

Certifications

I, Klaus Kleinfeld, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Alcoa Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 28, 2012

/s/ Klaus Kleinfeld
Name: Klaus Kleinfeld
Title: Chairman and Chief Executive Officer

I, Charles D. McLane, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Alcoa Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 28, 2012

/s/ Charles D. McLane, Jr.
Name:	Charles D. McLane, Jr.
Title:	Executive Vice President and Chief Financial Officer